Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (May 26, 2015)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

BB&T's 8th Annual Automotive Aftermarket Conference	June 2, 2015
The New York Athletic Club, New York, New York

Stephens 2015 Spring Investment Conference	June 3, 2015
The New York Palace Hotel, New York, New York

William Blair's 35th Annual Growth Stock Conference	June 10, 2015
Four Seasons Hotel, Chicago, Illinois

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation

LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ has operations in North America, the United Kingdom, the Netherlands, Belgium, France, Scandinavia, Australia and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com